Exhibit 99.1
Caterpillar Inc.
3Q 2022 Earnings Release

October 27, 2022

FOR IMMEDIATE RELEASE

Caterpillar Reports Third-Quarter 2022 Results

	Third Quarter
($ in billions except profit per share)	2022	2021
Sales and Revenues	$15.0	$12.4
Profit Per Share	$3.87	$2.60
Adjusted Profit Per Share	$3.95	$2.66

●	Third-quarter 2022 sales and revenues increased 21% to $15.0 billion
●	Third-quarter 2022 profit per share of $3.87; adjusted profit per share of $3.95
●	Returned $2.0 billion to shareholders through share repurchases and dividends in the quarter
IRVING, Texas – Caterpillar Inc. (NYSE: CAT) announced third-quarter 2022 sales and revenues of $15.0 billion, a 21% increase compared with $12.4 billion in the third quarter of 2021. The increase was primarily due to favorable price realization and higher sales volume.
Operating profit margin was 16.2% for the third quarter of 2022, compared with 13.4% for the third quarter of 2021. Third-quarter 2022 profit per share was $3.87, compared with third-quarter 2021 profit per share of $2.60. Adjusted profit per share in the third quarter of 2022 was $3.95, compared with third-quarter 2021 adjusted profit per share of $2.66. Adjusted profit per share for both quarters excluded restructuring costs. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 13.
For the nine months ended September 30, 2022, enterprise operating cash flow was $5.0 billion, and the company ended the third quarter with $6.3 billion of enterprise cash. In the quarter, the company repurchased $1.4 billion of Caterpillar common stock and paid dividends of $0.6 billion.
“I’d like to thank our global Caterpillar team for delivering another quarter of double-digit top-line growth and record adjusted profit per share,” said Chairman and CEO Jim Umpleby. “Our team remains focused on serving our customers as we continued to see healthy demand across most of our end markets during the third quarter.”
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues

The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the third quarter of 2021 (at left) and the third quarter of 2022 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues for the third quarter of 2022 were $14.994 billion, an increase of $2.597 billion, or 21%, compared with $12.397 billion in the third quarter of 2021. The increase was due to favorable price realization and higher sales volume, partially offset by unfavorable currency impacts primarily related to the euro, Japanese yen and Australian dollar. The increase in sales volume was driven by the impact from changes in dealer inventories, higher sales of equipment to end users and higher services. Dealers increased inventories by $700 million during the third quarter of 2022, compared with a decrease of $300 million during the third quarter of 2021.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Third Quarter 2021	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Third Quarter 2022	$ Change	% Change

Construction Industries	$5,255	$423	$781	$(229)	$46	$6,276	$1,021	19%
Resource Industries	2,366	338	443	(59)	(1)	3,087	721	30%
Energy & Transportation	5,077	618	409	(171)	253	6,186	1,109	22%
All Other Segment	119	2	—	(2)	(16)	103	(16)	(13%)
Corporate Items and Eliminations	(1,110)	16	2	—	(282)	(1,374)	(264)
Machinery, Energy & Transportation	11,707	1,397	1,635	(461)	—	14,278	2,571	22%

Financial Products Segment	762	—	—	—	57	819	57	7%
Corporate Items and Eliminations	(72)	—	—	—	(31)	(103)	(31)
Financial Products Revenues	690	—	—	—	26	716	26	4%

Consolidated Sales and Revenues	$12,397	$1,397	$1,635	$(461)	$26	$14,994	$2,597	21%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Third Quarter 2022
Construction Industries	$3,106	29%	$799	51%	$1,247	1%	$1,084	1%	$6,236	19%	$40	767%	$6,276	19%
Resource Industries	1,122	66%	472	13%	526	15%	893	20%	3,013	32%	74	(1%)	3,087	30%
Energy & Transportation	2,422	26%	468	42%	1,280	12%	827	11%	4,997	21%	1,189	27%	6,186	22%
All Other Segment	16	(11%)	—	—%	4	33%	15	7%	35	—%	68	(19%)	103	(13%)
Corporate Items and Eliminations	1		—		—		(4)		(3)		(1,371)		(1,374)
Machinery, Energy & Transportation	6,667	33%	1,739	36%	3,057	8%	2,815	9%	14,278	22%	—	—%	14,278	22%

Financial Products Segment	522	9%	90	32%	100	(5%)	107	(4%)	819	7%	—	—%	819	7%
Corporate Items and Eliminations	(54)		(20)		(12)		(17)		(103)		—		(103)
Financial Products Revenues	468	6%	70	27%	88	(8%)	90	(8%)	716	4%	—	—%	716	4%

Consolidated Sales and Revenues	$7,135	31%	$1,809	36%	$3,145	7%	$2,905	9%	$14,994	21%	$—	—%	$14,994	21%

Third Quarter 2021
Construction Industries	$2,417		$528		$1,240		$1,076		$5,261		$(6)		$5,255
Resource Industries	674		417		456		744		2,291		75		2,366
Energy & Transportation	1,924		329		1,144		744		4,141		936		5,077
All Other Segment	18		—		3		14		35		84		119
Corporate Items and Eliminations	(19)		—		—		(2)		(21)		(1,089)		(1,110)
Machinery, Energy & Transportation	5,014		1,274		2,843		2,576		11,707		—		11,707

Financial Products Segment	478		68		105		111		762		—		762
Corporate Items and Eliminations	(37)		(13)		(9)		(13)		(72)		—		(72)
Financial Products Revenues	441		55		96		98		690		—		690

Consolidated Sales and Revenues	$5,455		$1,329		$2,939		$2,674		$12,397		$—		$12,397

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the third quarter of 2021 (at left) and the third quarter of 2022 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the third quarter of 2022 was $2.425 billion, an increase of $761 million, or 46%, compared with $1.664 billion in the third quarter of 2021. The increase was primarily due to favorable price realization and higher sales volume, partially offset by higher manufacturing costs and higher selling, general and administrative (SG&A) and research and development (R&D) expenses. Unfavorable manufacturing costs largely reflected higher material costs, freight and the impact of manufacturing inefficiencies. SG&A/R&D expenses increased primarily due to investments aligned with the company's strategy for profitable growth and higher short-term incentive compensation expense.

Profit by Segment
(Millions of dollars)	Third Quarter 2022	Third Quarter 2021	$ Change	% Change
Construction Industries	$1,209	$866	$343	40%
Resource Industries	506	280	226	81%
Energy & Transportation	935	706	229	32%
All Other Segment	8	5	3	60%
Corporate Items and Eliminations	(373)	(286)	(87)
Machinery, Energy & Transportation	2,285	1,571	714	45%

Financial Products Segment	220	173	47	27%
Corporate Items and Eliminations	30	(7)	37
Financial Products	250	166	84	51%

Consolidating Adjustments	(110)	(73)	(37)

Consolidated Operating Profit	$2,425	$1,664	$761	46%
Corporate Items and Eliminations included corporate-level expenses, timing differences (as some expenses are reported in segment profit on a cash basis), methodology differences between segment and consolidated external reporting (the company values segment inventories and cost of sales using a current cost methodology), certain restructuring costs and inter-segment eliminations.

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Other Profit/Loss and Tax Items
•Other income (expense) in the third quarter of 2022 was income of $242 million, compared with income of $225 million in the third quarter of 2021. The change was primarily driven by favorable impacts from foreign currency exchange and higher investment and interest income, partially offset by lower gains on marketable securities and lower pension and other postemployment benefit (OPEB) plan income.
•The provision for income taxes for the third quarter of 2022 reflected an estimated annual global tax rate of approximately 23%, compared with 25% for the third quarter of 2021, excluding the discrete items discussed below. The comparative tax rate for full-year 2021 was 23%.
In the third quarter of 2022, the company reached a settlement with the U.S. Internal Revenue Service (IRS) that resolves all issues for tax years 2007 through 2016, without any penalties. The company’s settlement includes, among other issues, the resolution of disputed tax treatment of profits earned by Caterpillar SARL (CSARL) from certain parts transactions. The company vigorously contested the IRS’s application of the “substance-over-form” or “assignment-of-income” judicial doctrines and its proposed increases to tax and imposition of accuracy related penalties. The settlement does not include any increases to tax in the United States based on those judicial doctrines and does not include any penalties. The final tax assessed by the IRS for all issues under the settlement was $490 million for the ten-year period. This amount was primarily paid in the third quarter of 2022, and the associated estimated interest of $250 million is expected to be paid by the end of 2022. The settlement was within the total amount of gross unrecognized tax benefits for uncertain tax positions and enables us to avoid the costs and burdens of further disputes with the IRS. As a result of the settlement, the company recorded a discrete tax benefit of $41 million to reflect changes in estimates of prior years’ taxes and related interest, net of tax. The company is subject to the continuous examination of our income tax returns by the IRS, and tax years subsequent to 2016 are not yet under examination.
The provision for income taxes in third quarter of 2022 also included a $20 million benefit due to a decrease in the estimated annual tax rate, compared to $39 million in the third quarter of 2021. The company also recorded a discrete tax benefit of $36 million to reflect changes in estimates related to the prior year’s U.S. taxes in the third quarter of 2021.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2022	$ Change	% Change
Total Sales	$5,255	$423	$781		$(229)	$46	$6,276	$1,021	19%

Sales by Geographic Region
	Third Quarter 2022	Third Quarter 2021	$ Change		% Change
North America	$3,106	$2,417	$689		29%
Latin America	799	528	271		51%
EAME	1,247	1,240	7		1%
Asia/Pacific	1,084	1,076	8		1%
External Sales	6,236	5,261	975		19%
Inter-segment	40	(6)	46		767%
Total Sales	$6,276	$5,255	$1,021		19%

Segment Profit
	Third Quarter 2022	Third Quarter 2021	Change		% Change
Segment Profit	$1,209	$866	$343		40%
Segment Profit Margin	19.3%	16.5%	2.8	pts

Construction Industries’ total sales were $6.276 billion in the third quarter of 2022, an increase of $1.021 billion, or 19%, compared with $5.255 billion in the third quarter of 2021. The increase was due to favorable price realization and higher sales volume, partially offset by unfavorable currency impacts primarily related to the euro, Japanese yen and Australian dollar. The increase in sales volume was driven by the impact from changes in dealer inventories. Dealer inventory increased during the third quarter of 2022, compared with a decrease during the third quarter of 2021.
▪In North America, sales increased due to favorable price realization and higher sales volume. Higher sales volume was driven by the impact from changes in dealer inventories. Dealer inventory decreased during the third quarter of 2021, compared with an increase during the third quarter of 2022.
▪Sales increased in Latin America primarily due to higher sales volume and favorable price realization. Higher sales volume was driven by higher sales of equipment to end users and the impact from changes in dealer inventories. Dealer inventory increased more during the third quarter of 2022 than during the third quarter of 2021.
▪In EAME, sales were about flat. Unfavorable currency impacts, primarily related to the euro, were offset by favorable price realization.
▪Sales were about flat in Asia/Pacific. Favorable price realization was offset by unfavorable currency impacts, primarily related to the Japanese yen and Australian dollar.

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Construction Industries’ profit was $1.209 billion in the third quarter of 2022, an increase of $343 million, or 40%, compared with $866 million in the third quarter of 2021. The increase was mainly due to favorable price realization and higher sales volume, partially offset by unfavorable manufacturing costs and higher SG&A/R&D expenses. Unfavorable manufacturing costs largely reflected higher material costs, freight and the impact of manufacturing inefficiencies. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives and higher short-term incentive compensation expense.

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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2022	$ Change	% Change
Total Sales	$2,366	$338	$443		$(59)	$(1)	$3,087	$721	30%

Sales by Geographic Region
	Third Quarter 2022	Third Quarter 2021	$ Change		% Change
North America	$1,122	$674	$448		66%
Latin America	472	417	55		13%
EAME	526	456	70		15%
Asia/Pacific	893	744	149		20%
External Sales	3,013	2,291	722		32%
Inter-segment	74	75	(1)		(1%)
Total Sales	$3,087	$2,366	$721		30%

Segment Profit
	Third Quarter 2022	Third Quarter 2021	Change		% Change
Segment Profit	$506	$280	$226		81%
Segment Profit Margin	16.4%	11.8%	4.6	pts

Resource Industries’ total sales were $3.087 billion in the third quarter of 2022, an increase of $721 million, or 30%, compared with $2.366 billion in the third quarter of 2021. The increase was primarily due to favorable price realization and higher sales volume. The increase in sales volume was due to the impact of changes in dealer inventories, higher sales of aftermarket parts and higher sales of equipment to end users. Dealer inventory decreased during the third quarter of 2021, compared with an increase during the third quarter of 2022.
Resource Industries’ profit was $506 million in the third quarter of 2022, an increase of $226 million, or 81%, compared with $280 million in the third quarter of 2021. The increase was mainly due to favorable price realization and higher sales volume, partially offset by unfavorable manufacturing costs and higher SG&A/R&D expenses. Unfavorable manufacturing costs largely reflected higher material costs, freight and the impact of manufacturing inefficiencies. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Third Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2022	$ Change	% Change
Total Sales	$5,077	$618	$409		$(171)	$253	$6,186	$1,109	22%

Sales by Application
	Third Quarter 2022	Third Quarter 2021	$ Change		% Change
Oil and Gas	$1,323	$1,088	$235		22%
Power Generation	1,320	1,010	310		31%
Industrial	1,158	948	210		22%
Transportation	1,196	1,095	101		9%
External Sales	4,997	4,141	856		21%
Inter-segment	1,189	936	253		27%
Total Sales	$6,186	$5,077	$1,109		22%

Segment Profit
	Third Quarter 2022	Third Quarter 2021	Change		% Change
Segment Profit	$935	$706	$229		32%
Segment Profit Margin	15.1%	13.9%	1.2	pts

Energy & Transportation’s total sales were $6.186 billion in the third quarter of 2022, an increase of $1.109 billion, or 22%, compared with $5.077 billion in the third quarter of 2021. Sales increased across all applications and inter-segment sales. The increase in sales was primarily due to higher sales volume and favorable price realization, partially offset by unfavorable currency impacts.
▪Oil and Gas – Sales increased due to higher sales of reciprocating engine aftermarket parts and engines used in gas compression and well servicing applications.
▪Power Generation – Sales increased in large reciprocating engines, primarily data center applications, and small reciprocating engines. Turbines and turbine-related services increased as well.
▪Industrial – Sales were up across all regions.
▪Transportation – Sales increased in reciprocating engine aftermarket parts and marine applications. International locomotive deliveries were also higher.
Energy & Transportation’s profit was $935 million in the third quarter of 2022, an increase of $229 million, or 32%, compared with $706 million in the third quarter of 2021. The increase was driven by favorable price realization and higher sales volume, partially offset by unfavorable manufacturing costs and higher SG&A/R&D expenses. Unfavorable manufacturing costs largely reflected higher material costs, freight and the impact of manufacturing inefficiencies. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives, higher labor-related costs and higher short-term incentive compensation expense.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Third Quarter 2022	Third Quarter 2021	$ Change	% Change
North America	$522	$478	$44	9%
Latin America	90	68	22	32%
EAME	100	105	(5)	(5%)
Asia/Pacific	107	111	(4)	(4%)
Total Revenues	$819	$762	$57	7%

Segment Profit
	Third Quarter 2022	Third Quarter 2021	Change	% Change
Segment Profit	$220	$173	$47	27%

Financial Products’ segment revenues were $819 million in the third quarter of 2022, an increase of $57 million, or 7%, compared with $762 million in the third quarter of 2021. The increase was primarily due to higher average financing rates in North America and Latin America.
Financial Products’ segment profit was $220 million in the third quarter of 2022, an increase of $47 million, or 27%, compared with $173 million in the third quarter of 2021. The increase was mainly due to a favorable impact from a lower provision for credit losses at Cat Financial, partially offset by mark-to-market adjustments on derivative contracts.
At the end of the third quarter of 2022, past dues at Cat Financial were 2.00%, compared with 2.41% at the end of the third quarter of 2021. Past dues decreased across all our portfolio segments, with the exception of an increase in Latin America. Write-offs, net of recoveries, were $13 million for the third quarter of 2022, compared with $76 million for the third quarter of 2021. As of September 30, 2022, Cat Financial's allowance for credit losses totaled $339 million, or 1.30% of finance receivables, compared with $376 million, or 1.41% of finance receivables, at June 30, 2022. The allowance for credit losses at year-end 2021 was $337 million, or 1.22% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $343 million in the third quarter of 2022, an increase of $50 million from the third quarter of 2021, primarily driven by increased expenses due to timing differences, partially offset by favorable impacts of segment reporting methodology differences and lower corporate costs.

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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Thursday, October 27, 2022.
iii.Information on non-GAAP financial measures is included in the appendix on page 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Thursday, October 27, 2022, to discuss its 2022 third-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2021 sales and revenues of $51.0 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Rachel Potts, +1 309-573-3444 or Potts_Rachel_A@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of one significant item in order for the company’s results to be meaningful to readers. This item consists of (i) restructuring costs, which were incurred to generate longer-term benefits. The company does not consider this item indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2022, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended September 30, 2022 - U.S. GAAP	$2,425	16.2%	$2,558	$527	20.6%	$2,041	$3.87
Restructuring costs	49	0.3%	49	9	18.4%	40	$0.08
Three Months Ended September 30, 2022 - Adjusted	$2,474	16.5%	$2,607	$536	20.6%	$2,081	$3.95
Three Months Ended September 30, 2021 - U.S. GAAP	$1,664	13.4%	$1,775	$368	20.7%	$1,426	$2.60
Restructuring costs	35	0.3%	35	6	15.0%	29	$0.06
Three Months Ended September 30, 2021 - Adjusted	$1,699	13.7%	$1,810	$374	20.7%	$1,455	$2.66

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 14 to 24 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Sales and revenues:
Sales of Machinery, Energy & Transportation	$14,278	$11,707	$40,703	$35,091
Revenues of Financial Products	716	690	2,127	2,082
Total sales and revenues	14,994	12,397	42,830	37,173

Operating costs:
Cost of goods sold	10,202	8,617	29,736	25,510
Selling, general and administrative expenses	1,401	1,340	4,172	3,943
Research and development expenses	476	427	1,413	1,247
Interest expense of Financial Products	151	111	377	352
Other operating (income) expenses	339	238	908	854
Total operating costs	12,569	10,733	36,606	31,906

Operating profit	2,425	1,664	6,224	5,267

Interest expense excluding Financial Products	109	114	326	376
Other income (expense)	242	225	755	751

Consolidated profit before taxes	2,558	1,775	6,653	5,642

Provision (benefit) for income taxes	527	368	1,423	1,313
Profit of consolidated companies	2,031	1,407	5,230	4,329

Equity in profit (loss) of unconsolidated affiliated companies	9	21	20	44

Profit of consolidated and affiliated companies	2,040	1,428	5,250	4,373

Less: Profit (loss) attributable to noncontrolling interests	(1)	2	(1)	4

Profit [1]	$2,041	$1,426	$5,251	$4,369

Profit per common share	$3.89	$2.62	$9.91	$8.00
Profit per common share — diluted [2]	$3.87	$2.60	$9.85	$7.94

Weighted-average common shares outstanding (millions)
– Basic	525.0	544.0	530.1	545.8
– Diluted [2]	527.6	547.6	533.2	550.2

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$6,346	$9,254
Receivables – trade and other	8,158	8,477
Receivables – finance	8,918	8,898
Prepaid expenses and other current assets	2,295	2,788
Inventories	16,860	14,038
Total current assets	42,577	43,455

Property, plant and equipment – net	11,643	12,090
Long-term receivables – trade and other	1,278	1,204
Long-term receivables – finance	11,859	12,707
Noncurrent deferred and refundable income taxes	2,218	1,840
Intangible assets	806	1,042
Goodwill	6,092	6,324
Other assets	4,434	4,131
Total assets	$80,907	$82,793

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$3	$9
-- Financial Products	4,199	5,395
Accounts payable	8,260	8,154
Accrued expenses	4,013	3,757
Accrued wages, salaries and employee benefits	2,204	2,242
Customer advances	1,831	1,087
Dividends payable	—	595
Other current liabilities	2,878	2,256
Long-term debt due within one year:
-- Machinery, Energy & Transportation	120	45
-- Financial Products	6,694	6,307
Total current liabilities	30,202	29,847

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,479	9,746
-- Financial Products	16,030	16,287
Liability for postemployment benefits	5,038	5,592
Other liabilities	4,536	4,805
Total liabilities	65,285	66,277

Shareholders’ equity
Common stock	6,523	6,398
Treasury stock	(30,883)	(27,643)
Profit employed in the business	43,304	39,282
Accumulated other comprehensive income (loss)	(3,353)	(1,553)
Noncontrolling interests	31	32
Total shareholders’ equity	15,622	16,516
Total liabilities and shareholders’ equity	$80,907	$82,793

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Nine Months Ended September 30,
	2022	2021
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$5,250	$4,373
Adjustments for non-cash items:
Depreciation and amortization	1,661	1,766
Provision (benefit) for deferred income taxes	(349)	(321)
Other	132	102
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	365	(326)
Inventories	(3,088)	(2,195)
Accounts payable	786	1,232
Accrued expenses	70	46
Accrued wages, salaries and employee benefits	15	934
Customer advances	751	39
Other assets – net	57	138
Other liabilities – net	(623)	(2)
Net cash provided by (used for) operating activities	5,027	5,786
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(868)	(673)
Expenditures for equipment leased to others	(1,023)	(1,014)
Proceeds from disposals of leased assets and property, plant and equipment	666	877
Additions to finance receivables	(9,914)	(9,603)
Collections of finance receivables	9,738	9,221
Proceeds from sale of finance receivables	50	44
Investments and acquisitions (net of cash acquired)	(44)	(449)
Proceeds from sale of businesses and investments (net of cash sold)	1	23
Proceeds from sale of securities	2,080	424
Investments in securities	(2,399)	(934)
Other – net	15	(8)
Net cash provided by (used for) investing activities	(1,698)	(2,092)
Cash flow from financing activities:
Dividends paid	(1,820)	(1,733)
Common stock issued, including treasury shares reissued	2	122
Common shares repurchased	(3,309)	(1,622)
Proceeds from debt issued (original maturities greater than three months)	5,570	6,931
Payments on debt (original maturities greater than three months)	(5,289)	(8,620)
Short-term borrowings – net (original maturities three months or less)	(1,311)	1,324
Other – net	(1)	(4)
Net cash provided by (used for) financing activities	(6,158)	(3,602)
Effect of exchange rate changes on cash	(79)	(9)
Increase (decrease) in cash, cash equivalents and restricted cash	(2,908)	83
Cash, cash equivalents and restricted cash at beginning of period	9,263	9,366
Cash, cash equivalents and restricted cash at end of period	$6,355	$9,449

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$14,278	$14,278	$—	$—
Revenues of Financial Products	716	—	852	(136)	1
Total sales and revenues	14,994	14,278	852	(136)

Operating costs:
Cost of goods sold	10,202	10,203	—	(1)	2
Selling, general and administrative expenses	1,401	1,271	136	(6)	2
Research and development expenses	476	476	—	—
Interest expense of Financial Products	151	—	151	—
Other operating (income) expenses	339	43	315	(19)	2
Total operating costs	12,569	11,993	602	(26)

Operating profit	2,425	2,285	250	(110)

Interest expense excluding Financial Products	109	110	—	(1)	3
Other income (expense)	242	160	(27)	109	4

Consolidated profit before taxes	2,558	2,335	223	—

Provision (benefit) for income taxes	527	464	63	—
Profit of consolidated companies	2,031	1,871	160	—

Equity in profit (loss) of unconsolidated affiliated companies	9	11	—	(2)	5

Profit of consolidated and affiliated companies	2,040	1,882	160	(2)

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	2	(2)	6

Profit [7]	$2,041	$1,883	$158	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$11,707	$11,707	$—	$—
Revenues of Financial Products	690	—	787	(97)	1
Total sales and revenues	12,397	11,707	787	(97)

Operating costs:
Cost of goods sold	8,617	8,618	—	(1)	2
Selling, general and administrative expenses	1,340	1,147	200	(7)	2
Research and development expenses	427	427	—	—
Interest expense of Financial Products	111	—	111	—
Other operating (income) expenses	238	(56)	310	(16)	2
Total operating costs	10,733	10,136	621	(24)

Operating profit	1,664	1,571	166	(73)

Interest expense excluding Financial Products	114	114	—	—
Other income (expense)	225	143	9	73	3

Consolidated profit before taxes	1,775	1,600	175	—

Provision (benefit) for income taxes	368	331	37	—
Profit of consolidated companies	1,407	1,269	138	—

Equity in profit (loss) of unconsolidated affiliated companies	21	23	—	(2)	4

Profit of consolidated and affiliated companies	1,428	1,292	138	(2)

Less: Profit (loss) attributable to noncontrolling interests	2	1	3	(2)	5

Profit [6]	$1,426	$1,291	$135	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$40,703	$40,703	$—	$—
Revenues of Financial Products	2,127	—	2,493	(366)	1
Total sales and revenues	42,830	40,703	2,493	(366)

Operating costs:
Cost of goods sold	29,736	29,741	—	(5)	2
Selling, general and administrative expenses	4,172	3,714	475	(17)	2
Research and development expenses	1,413	1,413	—	—
Interest expense of Financial Products	377	—	377	—
Other operating (income) expenses	908	31	936	(59)	2
Total operating costs	36,606	34,899	1,788	(81)

Operating profit	6,224	5,804	705	(285)

Interest expense excluding Financial Products	326	327	—	(1)	3
Other income (expense)	755	497	(26)	284	4

Consolidated profit before taxes	6,653	5,974	679	—

Provision (benefit) for income taxes	1,423	1,250	173	—
Profit of consolidated companies	5,230	4,724	506	—

Equity in profit (loss) of unconsolidated affiliated companies	20	26	—	(6)	5

Profit of consolidated and affiliated companies	5,250	4,750	506	(6)

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	6	(6)	6

Profit [7]	$5,251	$4,751	$500	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$35,091	$35,091	$—	$—
Revenues of Financial Products	2,082	—	2,371	(289)	1
Total sales and revenues	37,173	35,091	2,371	(289)

Operating costs:
Cost of goods sold	25,510	25,515	—	(5)	2
Selling, general and administrative expenses	3,943	3,471	483	(11)	2
Research and development expenses	1,247	1,247	—	—
Interest expense of Financial Products	352	—	352	—
Other operating (income) expenses	854	(30)	931	(47)	2
Total operating costs	31,906	30,203	1,766	(63)

Operating profit	5,267	4,888	605	(226)

Interest expense excluding Financial Products	376	376	—	—
Other income (expense)	751	819	56	(124)	3

Consolidated profit before taxes	5,642	5,331	661	(350)

Provision (benefit) for income taxes	1,313	1,158	155	—
Profit of consolidated companies	4,329	4,173	506	(350)

Equity in profit (loss) of unconsolidated affiliated companies	44	52	—	(8)	4

Profit of consolidated and affiliated companies	4,373	4,225	506	(358)

Less: Profit (loss) attributable to noncontrolling interests	4	3	9	(8)	5

Profit [6]	$4,369	$4,222	$497	$(350)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At September 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,346	$5,403	$943	$—
Receivables – trade and other	8,158	3,134	652	4,372	[1,2]
Receivables – finance	8,918	—	13,446	(4,528)	2
Prepaid expenses and other current assets	2,295	2,013	316	(34)	3
Inventories	16,860	16,860	—	—
Total current assets	42,577	27,410	15,357	(190)

Property, plant and equipment – net	11,643	7,810	3,833	—
Long-term receivables – trade and other	1,278	319	512	447	[1,2]
Long-term receivables – finance	11,859	—	12,338	(479)	2
Noncurrent deferred and refundable income taxes	2,218	2,745	106	(633)	4
Intangible assets	806	806	—	—
Goodwill	6,092	6,092	—	—
Other assets	4,434	3,663	1,946	(1,175)	5
Total assets	$80,907	$48,845	$34,092	$(2,030)

Liabilities
Current liabilities:
Short-term borrowings	$4,202	$3	$4,199	$—
Accounts payable	8,260	8,149	267	(156)	6
Accrued expenses	4,013	3,622	391	—
Accrued wages, salaries and employee benefits	2,204	2,160	44	—
Customer advances	1,831	1,831	—	—
Other current liabilities	2,878	2,126	807	(55)	[4,7]
Long-term debt due within one year	6,814	120	6,694	—
Total current liabilities	30,202	18,011	12,402	(211)

Long-term debt due after one year	25,509	9,511	16,030	(32)	8
Liability for postemployment benefits	5,038	5,038	—	—
Other liabilities	4,536	3,659	1,565	(688)	4
Total liabilities	65,285	36,219	29,997	(931)

Shareholders’ equity
Common stock	6,523	6,523	905	(905)	9
Treasury stock	(30,883)	(30,883)	—	—
Profit employed in the business	43,304	38,898	4,395	11	9
Accumulated other comprehensive income (loss)	(3,353)	(1,946)	(1,407)	—
Noncontrolling interests	31	34	202	(205)	9
Total shareholders’ equity	15,622	12,626	4,095	(1,099)
Total liabilities and shareholders’ equity	$80,907	$48,845	$34,092	$(2,030)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,254	$8,428	$826	$—
Receivables – trade and other	8,477	3,279	435	4,763	[1,2]
Receivables – finance	8,898	—	13,828	(4,930)	2
Prepaid expenses and other current assets	2,788	2,567	358	(137)	3
Inventories	14,038	14,038	—	—
Total current assets	43,455	28,312	15,447	(304)

Property, plant and equipment – net	12,090	8,172	3,918	—
Long-term receivables – trade and other	1,204	375	204	625	[1,2]
Long-term receivables – finance	12,707	—	13,358	(651)	2
Noncurrent deferred and refundable income taxes	1,840	2,396	105	(661)	4
Intangible assets	1,042	1,042	—	—
Goodwill	6,324	6,324	—	—
Other assets	4,131	3,388	1,952	(1,209)	5
Total assets	$82,793	$50,009	$34,984	$(2,200)

Liabilities
Current liabilities:
Short-term borrowings	$5,404	$9	$5,395	$—
Accounts payable	8,154	8,079	242	(167)	6
Accrued expenses	3,757	3,385	372	—
Accrued wages, salaries and employee benefits	2,242	2,186	56	—
Customer advances	1,087	1,086	1	—
Dividends payable	595	595	—	—
Other current liabilities	2,256	1,773	642	(159)	[4,7]
Long-term debt due within one year	6,352	45	6,307	—
Total current liabilities	29,847	17,158	13,015	(326)

Long-term debt due after one year	26,033	9,772	16,287	(26)	8
Liability for postemployment benefits	5,592	5,592	—	—
Other liabilities	4,805	4,106	1,425	(726)	4
Total liabilities	66,277	36,628	30,727	(1,078)

Shareholders’ equity
Common stock	6,398	6,398	919	(919)	9
Treasury stock	(27,643)	(27,643)	—	—
Profit employed in the business	39,282	35,390	3,881	11	9
Accumulated other comprehensive income (loss)	(1,553)	(799)	(754)	—
Noncontrolling interests	32	35	211	(214)	9
Total shareholders’ equity	16,516	13,381	4,257	(1,122)
Total liabilities and shareholders’ equity	$82,793	$50,009	$34,984	$(2,200)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$5,250	$4,750	$506	$(6)	1
Adjustments for non-cash items:
Depreciation and amortization	1,661	1,072	589	—
Provision (benefit) for deferred income taxes	(349)	(294)	(55)	—
Other	132	(83)	(123)	338	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	365	97	21	247	[2,3]
Inventories	(3,088)	(3,074)	—	(14)	2
Accounts payable	786	701	74	11	2
Accrued expenses	70	28	42	—
Accrued wages, salaries and employee benefits	15	27	(12)	—
Customer advances	751	752	(1)	—
Other assets – net	57	128	(28)	(43)	2
Other liabilities – net	(623)	(913)	239	51	2
Net cash provided by (used for) operating activities	5,027	3,191	1,252	584
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(868)	(860)	(10)	2	2
Expenditures for equipment leased to others	(1,023)	(20)	(1,024)	21	2
Proceeds from disposals of leased assets and property, plant and equipment	666	63	612	(9)	2
Additions to finance receivables	(9,914)	—	(10,584)	670	3
Collections of finance receivables	9,738	—	10,328	(590)	3
Net intercompany purchased receivables	—	—	678	(678)	3
Proceeds from sale of finance receivables	50	—	50	—
Net intercompany borrowings	—	—	5	(5)	4
Investments and acquisitions (net of cash acquired)	(44)	(44)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	1	1	—	—
Proceeds from sale of securities	2,080	1,820	260	—
Investments in securities	(2,399)	(1,925)	(474)	—
Other – net	15	84	(69)	—
Net cash provided by (used for) investing activities	(1,698)	(881)	(228)	(589)
Cash flow from financing activities:
Dividends paid	(1,820)	(1,820)	—	—
Common stock issued, including treasury shares reissued	2	2	—	—
Common shares repurchased	(3,309)	(3,309)	—	—
Net intercompany borrowings	—	(5)	—	5	4
Proceeds from debt issued > 90 days	5,570	—	5,570	—
Payments on debt > 90 days	(5,289)	(20)	(5,269)	—
Short-term borrowings – net < 90 days	(1,311)	(138)	(1,173)	—
Other – net	(1)	(1)	—	—
Net cash provided by (used for) financing activities	(6,158)	(5,291)	(872)	5
Effect of exchange rate changes on cash	(79)	(42)	(37)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(2,908)	(3,023)	115	—
Cash, cash equivalents and restricted cash at beginning of period	9,263	8,433	830	—
Cash, cash equivalents and restricted cash at end of period	$6,355	$5,410	$945	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,373	$4,225	$506	$(358)	1,5
Adjustments for non-cash items:
Depreciation and amortization	1,766	1,162	604	—
Provision (benefit) for deferred income taxes	(321)	(255)	(66)	—
Other	102	104	(135)	133	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(326)	(338)	40	(28)	[2,3]
Inventories	(2,195)	(2,194)	—	(1)	2
Accounts payable	1,232	1,194	28	10	2
Accrued expenses	46	117	(71)	—
Accrued wages, salaries and employee benefits	934	905	29	—
Customer advances	39	39	—	—
Other assets – net	138	133	24	(19)	2
Other liabilities – net	(2)	(193)	144	47	2
Net cash provided by (used for) operating activities	5,786	4,899	1,103	(216)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(673)	(670)	(11)	8	2
Expenditures for equipment leased to others	(1,014)	(23)	(997)	6	2
Proceeds from disposals of leased assets and property, plant and equipment	877	71	818	(12)	2
Additions to finance receivables	(9,603)	—	(10,292)	689	3
Collections of finance receivables	9,221	—	9,946	(725)	3
Net intercompany purchased receivables	—	—	100	(100)	3
Proceeds from sale of finance receivables	44	—	44	—
Net intercompany borrowings	—	1,000	3	(1,003)	4
Investments and acquisitions (net of cash acquired)	(449)	(449)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	23	23	—	—
Proceeds from sale of securities	424	44	380	—
Investments in securities	(934)	(542)	(392)	—
Other – net	(8)	59	(67)	—
Net cash provided by (used for) investing activities	(2,092)	(487)	(468)	(1,137)
Cash flow from financing activities:
Dividends paid	(1,733)	(1,733)	(350)	350	5
Common stock issued, including treasury shares reissued	122	122	—	—
Common shares repurchased	(1,622)	(1,622)	—	—
Net intercompany borrowings	—	(3)	(1,000)	1,003	4
Proceeds from debt issued > 90 days	6,931	494	6,437	—
Payments on debt > 90 days	(8,620)	(1,910)	(6,710)	—
Short-term borrowings – net < 90 days	1,324	(10)	1,334	—
Other – net	(4)	(4)	—	—
Net cash provided by (used for) financing activities	(3,602)	(4,666)	(289)	1,353
Effect of exchange rate changes on cash	(9)	(14)	5	—
Increase (decrease) in cash, cash equivalents and restricted cash	83	(268)	351	—
Cash, cash equivalents and restricted cash at beginning of period	9,366	8,822	544	—
Cash, cash equivalents and restricted cash at end of period	$9,449	$8,554	$895	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
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